EXHIBIT 10.1

AMENDMENT

TO THE

ST. JUDE MEDICAL, INC.

1994 STOCK OPTION PLAN

WHEREAS, St. Jude Medical, Inc., a Minnesota corporation (the “Company”), has heretofore adopted and maintains the “St. Jude Medical, Inc. 1994 Stock Option Plan” (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has retained the power to amend the Plan; and

WHEREAS, the Board has authorized the amendment of the Plan to bring the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, pursuant to the power of amendment contained in Section 7 of the Plan, the Plan is hereby amended, effective as of October 23, 2008, as follows:

1. Section 1(i) of the Plan is hereby amended to read as follows:

i.          “Fair Market Value” means the value of the Stock on a given date as determined in accordance with Sections 422(c)(7) and 409A of the Code and any applicable Treasury Department regulations promulgated thereunder.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized agent on this 23rd day of October, 2008.

ST. JUDE MEDICAL, INC.

By	/s/ Pamela S. Krop